Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: July 23, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reaffirms Strong Dividend Growth in 2012-2014 as Previously

Announced Despite New, Lower Earnings Expectations for 2Q Through 2013;

Raising Earnings Guidance in 2014

—	Maintaining Outlook for 55% Higher Dividend in 2012 and 20% Growth in Each 2013 and 2014; Supported by Growing Fee-Based Business and Benefit of Projects Coming Into Service

—	Increasing 2014 Adjusted EPS Guidance Midpoint to $1.95 on Ethylene Crack Spread Recovering to First-Half 2012 Level, Strength of Fundamental Business, Growth and Some Improvement in NGL Prices

—	Lowering 2012 and 2013 Adjusted EPS Guidance Midpoint to $1.15 and $1.38, Respectively

—	Estimating 2Q 2012 Adjusted EPS of Approximately $0.21, Down From $0.39 in 1Q 2012

—	Key Driver for 2012-2013 Earnings Change Is Near-Term NGL Prices – Sharply Lower as Result of Record-Warm Winter, Slowing Economy, Growing Supplies and Other Factors

—	Company Intends to Pursue Drop-Down of Geismar Olefins-Production Facility Interest to Majority-Owned Williams Partners L.P.

—	Developing Many Attractive Projects to Meet Growing Infrastructure Demand

TULSA, Okla. – Williams (NYSE: WMB) today reaffirmed its previously published outlook for robust dividend growth through 2014, despite lowering its earnings outlook for 2012 and 2013 primarily because of less-favorable commodity prices. At the same time, the company increased its 2014 outlook for adjusted earnings per share at a level 59 percent higher than in 2011, based on the strength of its fundamental business, growth and improvement in certain commodity prices driven by continued high crude oil-to-gas ratios.

Williams continues to expect to pay a full-year 2012 shareholder dividend of $1.20 per share, a 55 percent increase over 2011. As well, the company confirmed it expects the full-year dividend it pays shareholders in each 2013 and 2014 to increase by 20 percent – to $1.44 and $1.75 per share, respectively. The dividend increases are supported by growing fee-based business and the benefit of new projects coming into service, as well as by strong cash coverage. The strength in cash coverage is designed to provide a significant buffer to periodic commodity-price volatility and other potential adverse factors.

For the second quarter this year, Williams expects its adjusted earnings per share will be significantly lower than the first-quarter’s results, primarily because of an unexpectedly sharp decline in natural-gas-liquids margins in May and June at Williams Partners L.P. (NYSE:WPZ). Additional factors in the change include higher expenses at Williams Partners because of maintenance accelerated during a third-party fractionator outage; costs associated with recent acquisitions; normal seasonal demand changes and maintenance at Williams Partners’ gas pipeline business; somewhat lower-than-expected volumes because of construction timing; lower Canadian sales volumes as a result of third-party outages and the effect of filling our new Boreal Pipeline, which went into service in late June.

The company estimates its second-quarter adjusted earnings per share will be approximately $0.21, down from $0.39 in the first quarter this year and $0.29 in the second quarter last year. The company’s estimates of its second-quarter results are preliminary and subject to change based on completion of its normal quarter-end review process. As previously announced, the company plans to report its finalized second-quarter financial results on Aug. 1. Williams’ revised guidance midpoints for full-year 2012 and 2013 are, respectively, $1.15 and $1.38 for adjusted earnings per share and $2.9 billion and $3.3 billion for adjusted segment profit plus DD&A.

Regarding commodity prices, the company referenced an NGL-to-crude-oil price ratio that was approximately 40 percent below the 10-year average during the second quarter but recently rebounded somewhat. Key factors in the NGL market weakness have been high propane inventories caused by the extremely warm winter and the effect of the propane oversupply on ethane inventories and pricing.

Williams continues to expect the influence of NGL prices on its earnings to diminish over the next few years as it transitions to a business mix that is increasingly fee-based in its Williams Partners segment. The company’s 2013 and 2014 earnings expectations reflect that shift to greater fee-based business; the benefit of projects coming into service; and some improvement from current NGL market conditions as a result of additions to North American capacity for steam-cracking, propane dehydrogenation (PDH) and exports, as well as more normal weather.

For 2014, the company is increasing is adjusted earnings per share to a range with midpoint of $1.95 – a level 59 percent higher than the $1.23 it reported in 2011 – and $4.1 billion at midpoint of the guidance range for adjusted segment profit plus DD&A. The company is increasing its earnings guidance for 2014 primarily due to an expectation that it will benefit from ethylene crack spreads similar to the first half of 2012 after spreads decline for the balance of this year and in 2013. The company expects continued high spreads between natural gas and ethylene due to the substantial pricing advantages over global ethylene derived from crude-oil based feedstocks.

Williams’ assumptions for certain energy commodity prices for 2012 through 2014 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Financial Outlook

As of July 23, 2012	2012						2013						2014
	Low		Mid		High		Low		Mid		High		Low		Mid		High
Natural Gas ($/MMBtu):
NYMEX	$2.50		$2.50		$2.50		$2.75		$3.25		$3.75		$3.25		$3.75		$4.25
Rockies	$2.30		$2.30		$2.30		$2.50		$3.00		$3.50		$3.05		$3.55		$4.05
San Juan	$2.35		$2.35		$2.35		$2.60		$3.10		$3.60		$3.10		$3.60		$4.10

Oil / NGL:
Crude Oil—WTI ($ per barrel)	$85		$92.50		$100		$70		$85		$100		$70		$85		$100
Crude to Gas Ratio	34.0	x	37.0	x	40.0	x	25.5	x	26.1	x	26.7	x	21.5	x	22.5	x	23.5	x
NGL to Crude Oil Relationship	42%		41%		39%		54%		51%		49%		54%		51%		49%

Average NGL Margins ($ per gallon) (1)	$0.65		$0.67		$0.68		$0.63		$0.70		$0.77		$0.56		$0.63		$0.71
Composite Frac Spread ($ per gallon) (2)	$0.65		$0.70		$0.74		$0.68		$0.77		$0.87		$0.63		$0.73		$0.83

Capital & Investment Expenditures (millions)
Williams Partners	$5,735		$5,885		$6,035		$2,450		$2,650		$2,850		$1,600		$1,800		$2,000
Midstream Canada & Olefins	675		725		775		850		950		1050		625		775		925
Other	50		50		50		25		25		25		25		25		25

Total Capital & Investment Expenditures	$6,460		$6,660		$6,860		$3,325		$3,625		$3,925		$2,250		$2,600		$2,950

Cash Flow from Operations (millions)	$1,750		$1,875		$2,000		$2,125		$2,325		$2,525		$2,975		$3,200		$3,425

Adjusted Segment Profit (millions) (3)
Williams Partners	$1,630		$1,725		$1,820		$1,800		$2,000		$2,200		$2,125		$2,350		$2,575
Midstream Canada & Olefins	275		338		400		325		400		475		700		800		900
Other	(5)		—		5		—		—		—		—		—		—

Total Adjusted Segment Profit	$1,900		$2,063		$2,225		$2,125		$2,400		$2,675		$2,825		$3,150		$3,475

Adjusted Segment Profit + DD&A (millions)
Williams Partners	$2,355		$2,470		$2,585		$2,590		$2,810		$3,030		$2,985		$3,230		$3,475
Midstream Canada & Olefins	305		373		440		370		450		530		770		875		980
Other	5		10		15		20		20		20		20		20		20

Total Adjusted Segment Profit + DD&A	$2,665		$2,853		$3,040		$2,980		$3,280		$3,580		$3,775		$4,125		$4,475

Adjusted Diluted Earnings Per Share (3)	$1.05		$1.15		$1.25		$1.20		$1.38		$1.55		$1.70		$1.95		$2.20

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.
(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(3)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

The increases Williams expects to make in its dividends are subject to quarterly approval by the company’s board of directors. Williams has paid a common stock dividend every quarter since 1974.

In other news today, Williams and Williams Partners L.P. issued a news release announcing Williams intends to pursue a drop down of its 83.3 percent interest and operatorship of the olefins-production facility in Geismar, La., to Williams Partners. Williams owns 68 percent of Williams Partners, including the general-partner interest.

As contemplated, the Geismar olefins-production facility transaction would provide Williams with newly issued Williams Partners L.P. limited-partner units. The transaction is subject to execution of an agreement between the two parties, review and recommendation by the conflicts committee of the general partner of Williams Partners, and approval of the two parties’ boards of directors.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns a 68-percent ownership interest in Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit

—	plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

PRELIMINARY

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr*	Year*
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$300	$171	$253	$79	$803	$287	$131	$418

Income (loss) from continuing operations — diluted earnings per common share	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.68

Adjustments:

Williams Partners

Acquisition-related costs	$—	$—	$—	$—	$—	$—	$15	$15
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1
Gain on sale of certain assets	—	—	—	—	—	—	(6)	(6)
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—

Total Williams Partners adjustments	—	3	6	2	11	1	9	10

Midstream Canada & Olefins (MC&O)

Gulf Liquids litigation contingency accrual reduction	—	—	—	(19)	(19)	—	—	—

Total Midstream Canada & Olefins adjustments	—	—	—	(19)	(19)	—	—	—

Other

Gain from Venezuela investment	(11)	—	—	—	(11)	(53)	—	(53)

Total Other adjustments	(11)	—	—	—	(11)	(53)	—	(53)

Adjustments included in segment profit (loss)	(11)	3	6	(17)	(19)	(52)	9	(43)

Adjustments below segment profit (loss)

Early debt retirement costs — Corporate	—	—	—	271	271	—	—	—
Gulf Liquids litigation contingency interest accrual reduction — MC&O	—	—	—	(14)	(14)	—	—	—
Gain from Venezuela investment — related interest - Other	—	—	—	—	—	(10)		(10)
Reorganization-related costs	—	—	—	—	—	—	6	6
Interest income on note receivable from sale of Venezuela assets — Other	—	—	—	—	—	—	(3)	(3)
Allocation of adjustments to noncontrolling interests	—	(1)	(1)	(1)	(3)	—	(5)	(5)

	—	(1)	(1)	256	254	(10)	(2)	(12)
Total adjustments	(11)	2	5	239	235	(62)	7	(55)
Less tax effect for above items	4	(1)	(2)	(89)	(88)	11	(5)	6
Adjustments for tax-related items [1]	(124)	—	(77)	(15)	(216)	—	1	1

Adjusted income from continuing operations available to common stockholders	$169	$172	$179	$214	$734	$236	$134	$370

Adjusted diluted earnings per common share [2]	$0.28	$0.29	$0.30	$0.36	$1.23	$0.39	$0.21	$0.60

Weighted-average shares — diluted (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	613,570

[1]	The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

*	The estimates of second quarter results are preliminary and subject to change based on completion of the company’s normal quarter-end review process. As previously announced, the company plans to report its finalized second-quarter financial results on Aug. 1.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

2012 forecast guidance—reported to adjusted

	July 19 Guidance
Dollars in millions	Reported Low - High			Adjustment Items	Adjusted Low - High
Segment profit	$1,934	—	2,259	($34)	$1,900	—	2,225
Net interest expense	(485)	—	(500)	—	(485)	—	(500)
General corporate/other/rounding	(143)	—	(168)	(7)	(150)	—	(175)

Pretax income	1,306	—	1,591	(41)	1,265	—	1,550
Provision for income tax	(385)	—	(480)	5	(380)	—	(475)

Income from continuing operations	$921	—	1,111	($36)	$885	—	1,075
Net income attributable to noncontrolling interests	(207)	—	(267)	(8)	(215)	—	(275)

Amounts attributable to Williams:
Income from continuing operations	$714	—	844	($44)	$670	—	800
Adjusted Diluted EPS	$1.12	—	1.32		$1.05	—	1.25

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations

Dollars in millions	2012 Guidance			2013 Guidance			2014 Guidance
	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$714	$779	$844	$770	$883	$995	$1,100	$1,263	$1,425

Adjustments—pretax	(49)	(49)	(49)	—	—	—	—	—	—

Less taxes	5	5	5	—	—	—	—	—	—

Adjustments—after tax	(44)	(44)	(44)	—	—	—	—	—	—

Adjusted income from continuing ops	$670	$735	$800	$770	$883	$995	$1,100	$1,263	$1,425

Adjusted diluted EPS	$1.05	$1.15	$1.25	$1.20	$1.38	$1.55	$1.70	$1.95	$2.20

Notes: All amounts attributable to Williams

2012
$ in millions
Segment Profit Adjustments:

Williams Partners (WPZ)
Acquisition-related costs	$24
Loss related to Eminence storage facility leak	1
Gain on sale of certain assets	(6)

Total Williams Partners adjustments	19

Midstream Canada & Olefins
Total Midstream Canada & Olefins adjustments	—

Other
Gain from Venezuela investment	(53)

Total Other adjustments	(53)

Adjustments included in segment profit (loss)	$(34)

Adjustments below segment profit (loss)
Gain from Venezuela investment—related interest—Other	(10)
Reorganization-related costs—Corporate	6
Interest income on note receivable from sale of Venezuelan assets—Other	(3)
Allocation of Williams Partners’ adjustments to noncontrolling interests	(8)

Total adjustments below segment profit	(15)

Total adjustments	$(49)
Less tax effect for above items	5

Total adjustments after tax	$(44)

Segment profit guidance—reported to adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,611	$1,706	$1,801	$1,800	$2,000	$2,200	$2,125	$2,350	$2,575
Midstream Canada & Olefins	275	338	400	325	400	475	700	800	900
Other	48	53	58	—	—	—	—	—	—

Total Reported segment profit	1,934	2,097	2,259	2,125	2,400	2,675	2,825	3,150	3,475

Adjustments:
Acquisition-related costs	24	24	24
Loss related to Eminence storage facility leak	1	1	1
Gain on sale of certain assets	(6)	(6)	(6)	—	—	—	—	—	—

Total Williams Partners Adjustments	19	19	19	—	—	—	—	—	—

Total Midstream Canada & Olefins Adjustments	—	—	—	—	—	—

Gain from Venezuela investment	(53)	(53)	(53)

Total “Other” Adjustments	(53)	(53)	(53)	—	—	—	—	—	—

Total Adjustments	(34)	(34)	(34)	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,630	1,725	1,820	1,800	2,000	2,200	2,125	2,350	2,575
Midstream Canada & Olefins	275	338	400	325	400	475	700	800	900
Other	(5)	—	5	—	—	—	—	—	—

Total Adjusted segment profit	$1,900	$2,063	$2,225	$2,125	$2,400	$2,675	$2,825	$3,150	$3,475